Exhibit 16.1

July 3, 2015

US Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington DC 20549

RE:        Med-Cannabis Pharma, Inc.

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Med-Cannabis Pharma, Inc. dated July 3, 2015 and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ M&K CPAS, PLLC